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                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  OCTOBER 5, 2000



                                SUMMA INDUSTRIES
             (Exact name of registrant as specified in its charter)


            DELAWARE                    1-7755                  95-1240978
(State or other jurisdiction of      (Commission             (I.R.S. employer
incorporation or organization)       file number)         identification number)



        21250 HAWTHORNE BOULEVARD, SUITE 500, TORRANCE, CALIFORNIA 90503
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (310) 792-7024




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On October 5, 2000, Summa Industries, a Delaware corporation ("Registrant"), consummated its purchase of all of the issued and outstanding shares of Plastic Specialties, Inc., a California corporation ("PSI"), pursuant to the terms of that certain Stock Purchase Agreement dated October 4, 2000 (the "Purchase Agreement") among Registrant and the individuals and entities who were all of the shareholders of PSI (collectively, the "Shareholders").

                  The aggregate purchase price paid for the shares of PSI was approximately $11.2 million, consisting of (i) $6.3 million in cash, and (ii) the assumption and prepayment of $4.9 million in interest bearing indebtedness. The aggregate purchase price was determined through negotiations between Registrant and the Shareholders.

                  Registrant also offered to grant to certain management employees of PSI (i) the right to purchase, within thirty days following consummation of the acquisition, up to a maximum of 50,000 restricted shares of Registrant's common stock at a recent market price, and (ii) an equal number of non-statutory stock options to acquire Registrant's common stock at the same recent market price, with such options to vest based on the percentage obtained by dividing the net income of PSI after closing by $3.0 million, or fully in nine years.

                  PSI is a leading manufacturer of thermoplastic lenses for the lighting industry. PSI's products are primarily used in fluorescent light fixtures. PSI's assets consist primarily of real property, plant and equipment, molds, trade accounts receivable and inventory. All of PSI's assets, which are located in Olive Branch, Mississippi and City of Industry, California, will be used in the on-going operations of PSI in a manner consistent with their prior use.

                  The funds used for the purchase price were borrowed from Registrant's primary lenders, led by Comerica Bank-California, a California banking corporation ("Comerica"), pursuant to an Amended and Restated Loan Agreement dated March 5, 1999, as amended on April 21, 1999 and November 23, 1999 (collectively, the "Loan Agreement"). Lender acts as the agent under the Loan Agreement for the financial institutions that are parties thereto.

ITEM 7.  EXHIBITS.

                  (c)    EXHIBITS.

                         EXHIBIT     DESCRIPTION

                         2.1 Stock Purchase Agreement dated October 4, 2000 among Registrant and the individuals and entities who were all of the shareholders of PSI relating to the purchase of PSI by Registrant.

                         10.1 Plastic Specialties, Inc. Acquisition Stock Option Plan providing for the issuance of options to purchase up to 50,000 shares of

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                                     Registrant's common stock.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SUMMA INDUSTRIES,
                                           a Delaware corporation


Date:  October 13, 2000                    By:    /s/ James R. Swartwout
                                               ------------------------------
                                                  James R. Swartwout
                                                  President

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                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION

2.1 Stock Purchase Agreement dated October 4, 2000 among Registrant and the individuals and entities who were all of the shareholders of PSI relating to the purchase of PSI by Registrant.

10.1 Plastic Specialties, Inc. Acquisition Stock Option Plan providing for the issuance of options to purchase up to 50,000 shares of Registrant's common stock.
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* Exhibit 2.1 contains listings of the schedules and/or exhibits to the exhibit document. The registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.